Exhibit 99.1
Tallgrass Energy Partners, LP Reports Second Quarter 2014 Results and Updates Potential Pony Express Acquisition
LEAWOOD, Kan.--(BUSINESS WIRE)--August 6, 2014--Tallgrass Energy Partners, LP (NYSE: TEP) ("TEP" or the "Partnership") today reported financial and operating results for the second quarter of 2014. The financial results for the three and six months ended June 30, 2013 and for the six months ended June 30, 2014 have been recast to reflect the results of operations of Trailblazer Pipeline Company LLC ("Trailblazer"), which TEP acquired on April 1, 2014. The financial results for the prior periods presented in the table below with the column heading "As Reported in 2013" do not include Trailblazer's results of operations.

Summary Financial Information	Three months ended June 30,					Six months ended June 30,
(in thousands, except coverage and per unit data)	2014		2013	As Reported in 2013		2014		2013	As Reported in 2013

Net income (loss)	$16,867		$(13,227)	$(11,727)		$35,499		$(8,759)	$(6,656)
Add:
Interest expense, net	2,140		3,495	3,500		3,433		9,059	9,064
Depreciation and amortization expense	8,622		9,332	7,436		16,174		18,722	14,982
Loss on extinguishment of debt	—		17,526	17,526		—		17,526	17,526
Non-cash (gain) loss related to derivative instruments	(96)		(848)	(848)		255		71	71
Non-cash compensation expense	1,308		85	85		2,249		85	85
Distributions from unconsolidated investment	772		—	—		1,280		—	—
Gain on remeasurement of unconsolidated investment	(9,388)		—	—		(9,388)		—	—
Less:
Equity in earnings of unconsolidated investment	(273)		—	—		(717)		—	—
Adjusted EBITDA	$19,952		$16,363	$15,972		$48,785		$36,704	$35,072
Less:
Maintenance capital expenditures	$(2,531)			$(1,681)		$(3,472)			$(1,945)
Cash interest cost	(1,909)			(1,549)	(a)	(3,082)			(3,081)	(a)
Distributable Cash Flow attributable to predecessor operations	—			—		(6,637)			—
Distributable cash flow (DCF)	$15,512			$12,742		$35,594			$30,046
Less:
Distributions excluding follow-on equity offering units	$(16,503)	(b)		$(11,881)	(a)	$(30,190)	(b)		$(23,763)	(a)
DCF (less than) in excess of distributions excluding follow-on equity offering units	$(991)			$861		$5,404			$6,283
Distribution coverage excluding follow-on equity offering units	0.94			1.07		1.18			1.26

Limited partner units outstanding as of 6/30/14	40,885			40,500		40,885			40,500
Distribution per unit	0.38			0.2875	(a)	0.705			0.575	(a)

The following table contains the calculation of distribution coverage including the impact of the distributions to be paid on the 8,050,000 common units issued through the follow-on equity offering that closed on July 25, 2014.

Distributable cash flow (DCF)	$15,512					$35,594
Less:
Distributions including follow-on equity offering units	$(19,684)	(b)				$(33,372)	(b)
DCF (less than) in excess of distributions including follow-on equity offering units	$(4,172)					$2,222
Distribution coverage including follow-on equity offering units	0.79					1.07

Limited partner units outstanding as of 7/25/14	48,935					48,935
Distribution per unit	$0.3800					$0.7050

(a)
Indicated amounts presented for the "As Reported" three and six months ended June 30, 2013 are on a pro forma basis, which assumes that our initial public offering and related formation transactions, including borrowings under our revolving credit facility, had closed on January 1, 2013. No cash distributions were paid with respect to the first quarter of 2013. Pro forma distributions for the "As Reported" three and six months ended June 30, 2013 were calculated using the minimum quarterly distribution under our partnership agreement. Pro forma interest expense (inclusive of commitment fees) for the "As Reported" three and six months ended June 30, 2013 was calculated by using the average outstanding borrowings for the period from May 17, 2013 to June 30, 2013 and applying it to the full periods. Actual cash interest cost for the three and six month periods ended June 30, 2013 was $763,000.

Management believes the pro forma presentation of distributable cash flow and distribution coverage provides investors with useful information to compare our historical financial results. These pro forma financial measures are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the initial public offering and related formation transactions been consummated on January 1, 2013 or of the results that may be obtained in the future.

(b)
Distributions to be paid on August 14, 2014 for the second quarter of 2014 will be based on the total number of common units and subordinated units outstanding as of July 30, 2014, which was 48,935,140 and includes the 8,050,000 units issued through the follow-on equity offering that closed on July 25, 2014. The incremental distribution on the new units is $3,181,000. The actual number of common units and subordinated units outstanding on June 30, 2014 was 40,885,140.

Tallgrass President and CEO David G. Dehaemers, Jr. said, "As we expected and previously communicated on our first quarter earnings call, our second quarter coverage was lower than the first quarter of 2014, and we continue to expect the second quarter results to be the lowest quarter during 2014.  While quarterly distribution coverage is rarely linear, our coverage for the last four quarters, excluding the impact of the units issued in July 2014, was 1.18x which represents approximately $10 million of excess distributable cash generated.  TEP remains committed to safe operations and delivering outstanding returns to our unitholders. Our recent offering in the equity capital markets positions us to deliver those returns through opportunities like the potential Pony Express acquisition."
Segment Overview
The financial results for the Gas Transportation and Storage Segment for the three and six months ended June 30, 2013 and for the six months ended June 30, 2014 have been recast to reflect the results of operations of Trailblazer Pipeline Company LLC ("Trailblazer"), which TEP acquired on April 1, 2014. The financial results for the Gas Transportation and Storage Segment for the three and six months ended June 30, 2013 with the column heading "As Reported in 2013" do not include Trailblazer's results of operations.

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	As Reported in 2013	2014	2013	As Reported in 2013
	(in thousands)
Gas Transportation and Storage Segment
Operating income	$8,318	$4,159	$5,680	$21,284	$8,621	$10,762
Add:
Depreciation and amortization expense	6,115	7,676	5,780	11,720	15,446	11,706
Non-cash (gain) loss related to derivative instruments	(96)	(848)	(848)	255	71	71
Other income	729	447	431	1,669	803	770
Segment Adjusted EBITDA	$15,066	$11,434	$11,043	$34,928	$24,941	$23,309

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Processing Segment
Operating income	$2,177	$3,580	$9,318	$8,794
Add:
Depreciation and amortization expense	2,507	1,656	4,454	3,276
Distributions from unconsolidated investment	772	—	1,280	—
Net loss attributable to noncontrolling interests	55	—	55	—
Segment Adjusted EBITDA	$5,511	$5,236	$15,107	$12,070

Adjusted EBITDA in the Gas Transportation and Storage segment for the second quarter of 2014 was $15.1 million, representing an increase of $3.6 million as compared to the recast second quarter of 2013, primarily due to lower operating costs and expenses.  The most significant decrease in costs was a reduction in costs of sales and transportation services at Trailblazer resulting from the new tariff established in the rate case that provides for recovery of compression costs. Average firm contracted transportation capacity of 1,494 MMcf/d for the second quarter of 2014 was comparable to 1,441 MMcf/d for the recast second quarter of 2013. When comparing the Gas Transportation and Storage segment's Adjusted EBITDA for the second quarter of 2014 to its $19.9 million of Adjusted EBITDA for the recast first quarter of 2014, the decrease is primarily attributable to higher natural gas sales revenues and higher transportation services revenues in the first quarter of 2014 resulting from the extreme winter climate experienced throughout the Midwest and Rocky Mountain regions.
The Processing segment generated Adjusted EBITDA of $5.5 million for the second quarter of 2014, representing an increase of $0.3 million as compared to the second quarter of 2013. The increase was primarily due to distributions received from the fresh water transportation pipeline. However, the Processing segment’s Adjusted EBITDA of $5.5 million for the second quarter of 2014 was negatively impacted by the effects of plant downtime at Douglas associated with planned maintenance and off-spec deliveries and related costs. Approximate average inlet volumes were 136 MMcf/day for the second quarter of 2014 as compared to 137 MMcf/day for the second quarter of 2013, reflecting the impact of plant downtime, and to a lesser extent, lower than expected volumes delivered by our customers.
When comparing the Processing segment's $5.5 million Adjusted EBITDA for the second quarter of 2014 to its Adjusted EBITDA of $9.6 million for the first quarter of 2014, the decrease is primarily attributable to lower commodity prices, lower processing volumes and costs associated with plant downtime.

Revolving Credit Facility

On June 25, 2014, TEP entered into an amendment to its Revolving Credit Facility Agreement dated as of May 17, 2013. The amendment modifies certain provisions of the Credit Agreement to, among other things, (i) increase the amount of the revolving facility from $500 million to $850 million, (ii) reduce the applicable margin by 0.25%, and (iii) allow the Partnership to buy a portion of Tallgrass Development's interest in REX.

Potential Pony Express Acquisition

As previously announced, Tallgrass Development has offered us the right to purchase a 33.3% interest in Tallgrass Pony Express Pipeline, LLC, which owns the Pony Express Project, for total consideration of $600 million. The terms of Tallgrass Development’s offer provide that the 33.3% equity interest we would acquire would be structured as preferred units in Tallgrass Pony Express Pipeline, LLC bearing certain cumulative cash flow preference rights that will afford us first dollar preference on specified cash distributions supported by cash flow occurring on or before September 30, 2015. In addition, the terms of Tallgrass Development's offer would not require TEP to incur additional capital costs in excess of those included in the total consideration of $600 million for the remaining build out of the Pony Express Project. If the transaction is consummated on the terms set forth in Tallgrass Development’s offer, we expect the purchase to be accretive to us during 2014.

The Pony Express Project primarily consists of the following two components:

•
The conversion of an approximately 430-mile natural gas pipeline and the construction of an approximately 260-mile southward pipeline extension that, when complete, will result in a 690-mile oil pipeline from Guernsey, Wyoming to Cushing, Oklahoma. We collectively refer to this portion of the Pony Express Project as the Pony Mainline.

•
The construction of an approximately 66-mile lateral in Northeast Colorado that will interconnect with the Pony Mainline just east of Sterling, Colorado. We refer to this portion of the Pony Express Project as the Northeast Colorado Lateral.

The Pony Mainline has approximately 206,000 bbls/d of committed capacity with five year contract terms and is expected to be in service during the third quarter of 2014. The Northeast Colorado Lateral has approximately 81,000 bbls/d of committed capacity with five year contract terms and is expected to be in service sometime during the first half of 2015. The firm contracts commence on the date the Pony Mainline or Northeast Colorado Lateral, as applicable, are placed in commercial service.

A conflicts committee of the board of directors of our general partner, consisting solely of independent directors, has been formed and will be evaluating the offer with assistance from external advisors to be engaged by the conflicts committee. The Pony Acquisition has not been executed at this time and is subject to final review, negotiations and approval by the conflicts committee and by the board of directors of our general partner.

Follow-On Public Offering of Common Units

On July 25, 2014, TEP issued 8,050,000 common units at an offering price of $41.07 and a net price of $39.74 after the underwriters' discount. Total net proceeds to TEP, after deducting the underwriting discount and offering expenses, equaled $319.5 million. TEP intends to use the net proceeds from the offering to fund a portion of the consideration for the above mentioned potential acquisition of an interest in Tallgrass Pony Express Pipeline, LLC. Pending the use of proceeds for such purpose, TEP used the net proceeds of the offering to repay borrowings under TEP’s revolving credit facility with the excess being used for general partnership purposes.

Second Quarter Distribution

As previously announced, the board of directors of TEP's general partner declared a quarterly cash distribution to partners of $0.38 per common unit for the second quarter of 2014. This quarterly distribution represents $1.52 on an annualized basis. The quarterly distribution will be paid on Thursday, August 14, 2014, to unitholders of record as of the close of business on Wednesday, July 30, 2014.

Conference Call

Please join Tallgrass for a conference call and webcast related to its second quarter 2014 results at 4:00 pm Central Time on Wednesday, August 6, 2014. A link posted in the Investor Relations section of our website will allow interested parties to listen and the replay will be available on our website for a limited time following the end of the live call.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems and provide processing services for customers in Wyoming through our Casper and Douglas natural gas processing and West Frenchie Draw natural gas treating facilities. We believe we are well-positioned to capture growing natural gas volumes produced in the Denver-Julesburg Basin and the Niobrara and Mississippi Lime shale formations.
To learn more, please visit our website at www.tallgrassenergy.com.

Non-GAAP Measures

Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA and distributable cash flow be considered alternatives to available cash, operating surplus, distributions of available cash from operating surplus or other definitions in our partnership agreement. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments. We define distributable cash flow as Adjusted EBITDA less cash interest cost and maintenance capital expenditures. Neither Adjusted EBITDA nor distributable cash flow will be impacted by changes in working capital balances that are reflected in operating cash flow. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the possibility of Tallgrass Energy Partners acquiring an interest in Tallgrass Pony Express Pipeline, LLC, including the price and percentage interest that may be acquired, the dates on which the pipeline mainline and Northeast Colorado Lateral are expected to be placed in service, and the earnings and distribution accretion that may be realized by Tallgrass Energy Partners as a result of such acquisition, if completed. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of Tallgrass Energy Partners and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas production growth in Tallgrass Energy Partners' operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by Tallgrass Energy Partners based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass Energy Partners, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to Tallgrass Energy Partners’ financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, the demand for natural gas storage and transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by Tallgrass Energy Partners with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass Energy Partners does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Financial Statements
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2014	December 31, 2013
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$16	$—
Accounts receivable, net	27,698	30,033
Gas imbalances	1,336	3,128
Inventories	8,122	5,549
Prepayments and other current assets	1,788	16,986
Total Current Assets	38,960	55,696
Property, plant and equipment, net	660,251	657,780
Goodwill	343,288	334,715
Intangible asset, net	7,495	—
Unconsolidated investment	—	1,255
Deferred financing costs	6,273	4,512
Deferred charges and other assets	11,048	11,299
Total Assets	$1,067,315	$1,065,257
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$27,940	$60,240
Accounts payable to related parties	3,963	7,137
Gas imbalances	4,407	3,664
Derivative liabilities at fair value	439	184
Accrued taxes	3,871	5,520
Accrued other current liabilities	16,988	16,748
Total Current Liabilities	57,608	93,493
Long-term debt	281,000	135,000
Other long-term liabilities and deferred credits	6,933	4,572
Total Long-term Liabilities	287,933	139,572
Equity:
Predecessor Equity	—	88,251
Common unitholders (24,685,140 and 24,300,000 units issued and outstanding at June 30, 2014 and December 31, 2013)	475,227	455,197
Subordinated unitholder (16,200,000 units issued and outstanding at June 30, 2014 and December 31, 2013)	275,554	274,666
General partner (834,391 and 826,531 units issued and outstanding at June 30, 2014 and December 31, 2013)	(30,352)	14,078
Total Partners’ Equity	720,429	832,192
Noncontrolling interests	1,345	—
Total Equity	721,774	832,192
Total Liabilities and Equity	$1,067,315	$1,065,257

TALLGRASS ENERGY PARTNERS, LP CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per unit amounts)
Revenues:
Natural gas liquids sales	$36,329	$31,690	$85,236	$65,091
Natural gas sales	2,713	4,248	7,521	4,698
Transportation services	30,569	30,909	64,673	60,527
Processing and other revenues	7,709	2,500	14,669	4,719
Total Revenues	77,320	69,347	172,099	135,035

Operating Costs and Expenses:
Cost of sales and transportation services	41,172	35,257	93,240	66,443
Operations and maintenance	10,055	9,229	18,068	16,592
Depreciation and amortization	8,768	9,332	16,320	18,722
General and administrative	7,124	6,517	13,773	12,544
Taxes, other than income taxes	1,639	1,663	3,595	3,709
Total Operating Costs and Expenses	68,758	61,998	144,996	118,010

Operating Income	8,562	7,349	27,103	17,025

Other (Expense) Income:
Interest (expense) income, net	(2,140)	(3,495)	(3,433)	(9,059)
Gain on remeasurement of unconsolidated investment	9,388	—	9,388	—
Loss on extinguishment of debt	—	(17,526)	—	(17,526)
Equity in earnings of unconsolidated investment	273	—	717	—
Other income, net	729	445	1,669	801
Total Other Expense	8,250	(20,576)	8,341	(25,784)
Net Income (Loss)	16,812	(13,227)	35,444	(8,759)
Net loss attributable to noncontrolling interests	55	—	55	—
Net Income (loss) attributable to partners	$16,867	$(13,227)	$35,499	$(8,759)
Total comprehensive income attributable to partners	$16,867	$(13,227)	$35,499	$(8,759)

Allocation of income (loss) to the limited partners:
Net income (loss) attributable to partners	$16,867	$(13,227)	$35,499	$(8,759)
Predecessor operations interest in net loss (income)	—	1,500	(5,732)	2,103
Net income (loss) attributable to partners	16,867	(11,727)	29,767	(6,656)
Net income attributable to partners prior to May 17, 2013	—	(1,911)	—	(6,982)
Net income (loss) attributable to partners subsequent to May 17, 2013	16,867	(13,638)	29,767	(13,638)
General partner interest in net (income) loss subsequent to May 17, 2013	(1,096)	273	(1,477)	273
Common and subordinated unitholders' interest in net income (loss) subsequent to May 17, 2013	$15,771	$(13,365)	$28,290	$(13,365)
Basic net income (loss) per common and subordinated unit	$0.39	$(0.33)	$0.70	$(0.33)
Diluted net income (loss) per common and subordinated unit	$0.38	$(0.33)	$0.68	$(0.33)
Basic average number of common and subordinated units outstanding	40,885	40,246	40,694	40,246
Diluted average number of common and subordinated units outstanding	41,905	40,246	41,624	40,246

TALLGRASS ENERGY PARTNERS, LP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
	(in thousands)
Cash Flows from Operating Activities:
Net income (loss)	$35,444	$(8,759)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	16,956	19,940
Gain on remeasurement of unconsolidated investment	(9,388)	—
Loss on extinguishment of debt	—	17,526
Noncash compensation expense	2,249	85
Changes in components of working capital:
Accounts receivable and other	4,144	18,683
Gas imbalances	831	2,517
Inventories	(867)	(2,592)
Accounts payable and accrued liabilities	(17,249)	(9,484)
Other operating, net	2,833	(5,233)
Net Cash Provided by Operating Activities	34,953	32,683

Cash Flows from Investing Activities:
Acquisition of Trailblazer	(150,000)	—
Capital expenditures	(19,851)	(20,724)
Acquisition of additional equity interests in Water Solutions	(7,600)	—
Unconsolidated investment	(1,999)	—
Other investing, net	358	(341)
Net Cash Used in Investing Activities	(179,092)	(21,065)

Cash Flows from Financing Activities:
Borrowings under revolving credit facility	146,000	224,000
Contribution from TD	27,488	—
Distributions to unitholders	(26,770)	—
Reimbursement of stock compensation expense from TD	2,392	—
Distributions to Predecessor Member, net	(2,893)	(1,215)
Payments for deferred financing costs	(2,325)	(4,988)
Repayment of debt assumed from TD	—	(400,000)
Proceeds from initial public offering, net of offering costs	—	290,706
Distributions to Member, net	—	(118,538)
Other financing, net	263	(308)
Net Cash Provided by (Used in) Financing Activities	144,155	(10,343)

Net Change in Cash and Cash Equivalents	16	1,275
Cash and Cash Equivalents, beginning of period	—	—
Cash and Cash Equivalents, end of period	$16	$1,275

CONTACT:
Tallgrass Energy Partners, LP
Investor Relations
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com